Exhibit 3.1

UNDERWRITING AGREEMENT

February 10, 2021

Ballard Power Systems Inc.

9000 Glenlyon Parkway

Burnaby, British Columbia

V5J 5J8

Attention:	Tony Guglielmin
Chief Financial Officer

Dear Mr. Guglielmin:

TD Securities Inc., National Bank Financial Inc. (the “Co-Lead Underwriters”), BMO Nesbitt Burns Inc., CIBC World Markets Inc., Raymond James Ltd. and Cormark Securities Inc. (each, including the Co-Lead Underwriters, an “Underwriter” and collectively the “Underwriters”) understand that Ballard Power Systems Inc. (the “Corporation”) proposes to issue and sell 14,870,000 Common Shares (as hereinafter defined) (the “Firm Shares”). Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly or jointly and severally, agree to purchase from the Corporation, in the respective percentages provided for in Article 13 hereof, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Shares at a price of US$37.00 per Firm Share (the “Offering Price”), being an aggregate purchase price of US$550,190,000.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 2,230,500 Common Shares (the “Option Shares”) at a price of US$37.00 per Option Share to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised at any time and from time to time, in whole or in part, until the date that is 30 days following the Closing Date (as hereinafter defined) by written notice from the Co-Lead Underwriters on the Underwriters’ behalf to the Corporation, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, but not jointly or jointly and severally, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Article 13 hereof. The offering of the Firm Shares and any Option Shares by the Corporation described in this Agreement are hereinafter referred to as the “Offering”.

In consideration of the Underwriters’ agreement to purchase the Firm Shares and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Corporation agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 4.0% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters. The Underwriting Fee shall be payable on the Closing Date.

The agreement resulting from the acceptance of this letter by the Corporation (herein referred to as “this Agreement”) shall be subject to the following additional terms and conditions.

ARTICLE 1
DEFINITIONS

1.1                               In this Agreement:

“Amendment No. 1 to the Registration Statement” means an amendment to the Initial Registration Statement, including the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Amendment No. 2 to the Registration Statement” means a further amendment to the Initial Registration Statement, including the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“BCBCA” has the meaning specified in section 7.1(d);

“Canadian Amended Preliminary Prospectus” means the amended and restated preliminary short form prospectus of the Corporation to be dated February 10, 2021 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Final Prospectus” means the final short form prospectus of the Corporation relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference, including the template version of any marketing materials provided to potential investors in accordance with section 2.4 in connection with the Distribution of the Purchased Shares;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated February 9, 2021 relating to the Distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment to any of the foregoing;

“Canadian Qualifying Jurisdictions” means all the provinces and territories of Canada other than Québec, and “Canadian Qualifying Jurisdiction” means any one of them;

“Canadian Securities Laws” means all applicable securities laws in each of the Canadian Qualifying Jurisdictions and all rules, regulations, policy statements, instruments, notices and blanket orders and rulings thereunder;

“CDS” has the meaning specified in section 8.3;

“CFPOA” has the meaning specified in section 7.1(oo);

“Closing Date” means February 23, 2021 or such other date as the Co-Lead Underwriters and the Corporation may agree upon in writing, but in any event not later than 42 days following the date of the Passport Receipt for the Canadian Final Prospectus;

“Closing Time” means 5:00 a.m. (Vancouver time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Co-Lead Underwriters and the Corporation may agree upon;

“Co-Lead Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Common Shares” means the common shares in the capital of the Corporation;

“comparables” has the meaning given to that term in NI 41-101;

“Corporation” has the meaning specified in the first paragraph of this Agreement;

“Distribution” has the meaning attributed thereto under applicable Canadian Securities Laws;

“Effective Date” means the date and time that the Registration Statement becomes effective;

“Environmental Laws” has the meaning given to that term in subsection 7.1(aa);

“Exchanges” means the TSX and the NASDAQ;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“FCPA” has the meaning specified in section 7.1(oo);

“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

“Firm Shares” has the meaning specified in the first paragraph of this Agreement;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Form F-X” has the meaning specified in section 2.1(e);

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the U.S. Securities Act;

“Governmental Entity” has the meaning specified in section 7.1(cc);

“Governmental Permits” has the meaning specified in section 7.1(n);

“IASB” has the meaning specified in section 7.1(r);

“IFRS” has the meaning specified in section 7.1(r);

“Indemnified Parties” has the meaning specified in section 11.1;

“Initial Registration Statement” means the registration statement on Form F-10 (File No. 333-252890) filed with the SEC on February 9, 2021 registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, and including the exhibits thereto and the documents incorporated by reference therein and the documents otherwise deemed under applicable rules and regulations of the SEC to be a part thereof or included therein;

“Intellectual Property” has the meaning specified in section 7.1(x);

“Investment Company Act” has the meaning specified in section 7.1(v);

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act, of the Corporation;

“IT Systems and Data” has the meaning specified in section 7.1(pp);

“Lien” has the meaning specified in section 7.1(f);

“limited-use version” has the meaning ascribed to such term in NI 41-101;

“Lock-Up Period” has the meaning specified in section 7.3(d);

“marketing materials” has the meaning ascribed to such term under NI 41-101;

“material” or “materially”, when used in relation to the Corporation, means material in relation to the Corporation and its subsidiaries (taken as a whole);

“Material Adverse Change” has the meaning specified in section 7.1(t);

“Material Adverse Effect” has the meaning specified in section 7.1(f);

“material change”, “material fact” and “misrepresentation” have the respective meanings attributed thereto under applicable Canadian Securities Laws;

“Material Subsidiary” and “Material Subsidiaries” have the meaning specified in section 7.1(f);

“Money Laundering Laws” has the meaning specified in section 7.1(mm);

“NASDAQ” means the Nasdaq, Inc.;

“NI 41-101” means National Instrument 41-101 of the Canadian Securities Administrators;

“NI 44-101” means National Instrument 44-101 of the Canadian Securities Administrators;

“NP 11-202” means National Policy 11-202 of the Canadian Securities Administrators;

“Offered Shares” means, collectively, the Firm Shares and the Option Shares;

“Offering” has the meaning given to that term on page 1 of this Agreement;

“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any Prospectus Amendment;

“Offering Price” has the meaning specified in the first paragraph of this Agreement;

“Option Closing Date” has the meaning specified in section 8.2;

“Option Shares” has the meaning specified in the second paragraph of this Agreement;

“Over-Allotment Option” has the meaning specified in the second paragraph of this Agreement;

“Passport Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Prospectus Amendment, as the case may be;

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 adopted by the Securities Commissions (other than Ontario) and NP 11-202;

“PCAOB” has the meaning specified in 3.1(f);

“Permitted Free Writing Prospectus” has the meaning specified in section 7.2;

“Principal Regulator” means the British Columbia Securities Commission;

“Prospectus Amendment” means any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, or any U.S. Amended Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus and other than merely by incorporation by reference of Subsequent Disclosure Documents;

“Prospectuses” means, collectively, the Canadian Prospectuses and the U.S. Prospectuses;

“provide”, in the context of sending or making available marketing materials to a potential purchaser of Offered Shares, has the meaning ascribed to such term under applicable Securities Laws, whether in the context of a “road show” (as defined in NI 41-101) or otherwise and “provided” has like meaning;

“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions after December 31, 2019, in compliance, or intended compliance, with applicable Canadian Securities Laws, together with all documents incorporated by reference in the Canadian Prospectuses;

“Purchased Shares” means the Firm Shares and, if the Over-Allotment Option is exercised, also includes the Option Shares that the Underwriters have, at the relevant time, elected to purchase pursuant to the exercise of the Over-Allotment Option;

“Registration Statement” means the registration statement on Form F-10 (File No. 333-252890) registering the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the exhibits thereto and the documents incorporated by reference therein and the documents deemed under applicable rules and regulations of the SEC to be a part thereof or included therein, as amended at the date on which such registration statement becomes effective;

“Sanctions” has the meaning specified in section 7.1(nn);

“Sanctioned Country” has the meaning specified in section 7.1(nn);

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means, collectively, the securities commission or similar securities regulatory authority in each of the Canadian Qualifying Jurisdictions;

“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

“SEDAR” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval;

“Selling Firms” has the meaning specified in section 5.1;

“Stock Plan” has the meaning specified in section 7.1(s);

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, pursuant to applicable Securities Laws, incorporated by reference into the Final Prospectuses or any Prospectus Amendment;

“Subsidiary” and “Subsidiaries” have the meaning specified in section 7.1(e);

“template version” has the meaning ascribed thereto under NI 41-101 and includes any revised template version of marketing materials as contemplated by such instrument;

“TMX Group” has the meaning specified in section 15.7;

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning specified in the first paragraph of this Agreement;

“Underwriting Fee” has the meaning specified in the third paragraph of this Agreement;

“U.S. Amended Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Amendment No. 1 to the Registration Statement, including the documents incorporated by reference therein;

“U.S. Amended Prospectus” means a prospectus included in any U.S. Registration Statement Amendment;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, included in the Registration Statement at the time it becomes effective, including the documents incorporated by reference therein;

“U.S. Preliminary Prospectus” means, as of any time prior to the time the Registration Statement is declared or becomes effective, the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the Initial Registration Statement, including the documents incorporated by reference therein;

“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Prospectus Amendment to any of the foregoing;

“U.S. Registration Statement Amendment” means any amendment to Amendment No. 1 to the Registration Statement (other than Amendment No. 2 to the Registration Statement) and any post-effective amendment to the Registration Statement filed with the SEC during the offer and sale of the Offered Shares;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder; and

“Weichai” has the meaning specified in section 7.1(m).

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the “knowledge” of the Corporation, or where any other reference is made herein to the “knowledge” of the Corporation, it shall be deemed to refer to the actual knowledge of the President and Chief Executive Officer, the Chief Financial Officer and the General Counsel and Corporate Secretary of the Corporation, after having made due inquiry of appropriate and relevant persons and after reviewing relevant documentation.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Initial Registration Statement, Amendment No. 1 to the Registration Statement, Amendment No. 2 to the Registration Statement, the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws after the Effective Date of the Registration Statement or the issue date of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

ARTICLE 2
FILING OF PROSPECTUSES

2.1                               The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Shares, that:

(a)                                 the Corporation is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Canadian Qualifying Jurisdictions and the British Columbia Securities Commission is the principal regulator for the Corporation under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)                                 the Corporation meets the general eligibility requirements for the use of Form F-10;

(c)                                  the Corporation has filed under, and as required by, Canadian Securities Laws, the Canadian Preliminary Prospectus with the Securities Commissions;

(d)                                 the Corporation has filed with the SEC the Initial Registration Statement to register the offer and sale of the Offered Shares under the U.S. Securities Act and the rules and regulations of the SEC thereunder, including the U.S. Preliminary Prospectus;

(e)                                  the Corporation has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Corporation on Form F-X in conjunction with the filing of the Initial Registration Statement (the “Form F-X”);

(f)                                   the Corporation shall, under Canadian Securities Laws:

(i)                                     as promptly as practicable after the execution of this Agreement and in any event by 2:30 pm (Vancouver time) on February 10, 2021 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)                                  as promptly as practicable thereafter, obtain and deliver to the Underwriters a Passport Receipt dated February 10, 2021, issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued or deemed to be issued by the Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(g)                                  the Corporation shall, as promptly as practicable after the execution of this Agreement and in any event no later than 5:30 pm (Vancouver time) on February 10, 2021 and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multijurisdictional disclosure system Amendment No. 1 to the Registration Statement, including the U.S. Amended Preliminary Prospectus;

(h)                                 the Corporation shall, as promptly as practicable after any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied, and in any event by 2:30 pm (Vancouver time) on February 18, 2021 (or in any case by such later date or dates as may be determined by the Co-Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions and obtain and deliver to the Underwriters a Passport Receipt issued by the Principal Regulator evidencing that a receipt for the Canadian Final Prospectus has been issued or deemed to be issued by the Securities Commissions in each Canadian Qualifying Jurisdiction;

(i)                                     the Corporation shall, immediately after the filing of the Canadian Final Prospectus but no later than 5:30 pm (Vancouver time) on February 18, 2021 (or in any case, by such later date or dates as may be determined by the Co-Lead Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, acting reasonably, prepare and file with the SEC pursuant to the multi-jurisdictional disclosure system, Amendment No. 2 to the Registration Statement, including the U.S. Final Prospectus, which Amendment No. 2 to the Registration Statement will become effective under the U.S. Securities Act upon filing thereof pursuant to Rule 467(a) under the US. Securities Act; and

(j)                                    the Corporation will obtain the conditional listing of the Offered Shares on the TSX by the Closing Time, subject to the satisfaction by the Corporation of customary conditions specified by the TSX, and approval for listing of the Offered Shares on the NASDAQ by the Closing Time, subject only to the official notice of issuance, and the Corporation will promptly satisfy all such conditions to listing of both the Exchanges.

2.2                               The Corporation agrees to allow the Underwriters, prior to the filing of the Offering Documents, to participate fully in the preparation of, and approve the form and content of, the Offering Documents and such other documents as may be required under Securities Laws to qualify the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and in the United States, in each case, acting reasonably, and to allow the Underwriters to conduct all due diligence which the Underwriters may reasonably require in order to:

(a)                                 confirm the Public Record is accurate and current in all material respects;

(b)                                 fulfill the Underwriters’ obligations as underwriters; and

(c)                                  enable the Underwriters to responsibly execute the certificates in the Canadian Prospectuses required to be executed by the Underwriters.

2.3                               After the date of the Final Prospectuses and until the conclusion of the Distribution of the Offered Shares, the Corporation shall take or cause to be taken all steps as may, from time to time, be necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the Distribution of the Offered Shares in each of the Canadian Qualifying Jurisdictions and in the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

2.4                               During the Distribution of the Purchased Shares:

(a)                                 the Corporation shall approve in writing the template version of any marketing materials prepared by the Co-Lead Underwriters and proposed to be provided by the Underwriters to any potential investor of Purchased Shares, any such marketing materials to comply with Canadian Securities Laws and U.S. Securities Laws and to be acceptable in form and substance to the Corporation, in its sole discretion;

(b)                                 the Co-Lead Underwriters shall, on behalf of the Underwriters, approve a template version of any such marketing materials in writing prior to the time such marketing materials are provided to potential investors of Purchased Shares;

(c)                                  the Corporation shall file the template version of any such marketing materials on SEDAR and with the SEC on or before the day the marketing materials are first provided to any potential investor of Purchased Shares, and any comparables shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such marketing materials to the Securities Commissions), and the Corporation shall provide a copy of such filed template version to the Underwriters as promptly as practicable following such filing; and

(d)                                 following the approvals set forth in sections 2.4(a) to (c), the Underwriters may provide a limited-use version of such marketing materials that complies with Section 7.6(2) of NI 44-101 to potential investors of Purchased Shares in accordance with Securities Laws.

2.5                               The Corporation and the Co-Lead Underwriters, on behalf of the Underwriters, approve the marketing materials attached as Schedule B hereto.

2.6                               The Corporation and each Underwriter, on a several basis, covenants and agrees not to provide any potential investor of Purchased Shares with any marketing materials except for marketing materials or any limited-use versions thereof which have been approved as contemplated in section 2.4, and then only to potential investors of Purchased Shares in the Canadian Qualifying Jurisdictions, the United States and other jurisdictions outside of Canada and the United States in compliance with applicable local laws in such jurisdictions.

ARTICLE 3
DELIVERY OF THE PROSPECTUSES AND RELATED DOCUMENTS

3.1                               The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a)                                 promptly following the issuance thereof, a Passport Receipt issued by the Principal Regulator evidencing that a receipt for the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus has been issued or deemed to be issued by the Securities Commissions in each of the Canadian Qualifying Jurisdictions;

(b)                                 prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, copies of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, signed as required by Canadian Securities Laws;

(c)                                  prior to or contemporaneously, as nearly as practicable, with the filing thereof with the SEC, copies of Amendment No. 1 to the Registration Statement and Amendment No. 2 to the Registration Statement, including in each case the prospectus contained therein, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(d)                                 as soon as they are available, copies of any Prospectus Amendment required to be filed under any Canadian Securities Laws, signed as required by Canadian Securities Laws, and any amendment to the Registration Statement;

(e)                                  as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Canadian Prospectuses, the U.S. Prospectuses, the Registration Statement or any amendment to any of them which have not been previously available on SEDAR or delivered to the Underwriters; and

(f)                                   at the time of filing with the Securities Commissions of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, comfort letters from KPMG LLP, addressed to the Underwriters, the Corporation and the board of directors of the Corporation and dated the date of the Canadian Final Prospectus or any Prospectus Amendment to the Canadian Final Prospectus, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information relating to the Corporation and its respective subsidiaries contained in any such document, the Registration Statement and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state that such auditor is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and within the meaning of the U.S. Securities Act and the applicable published rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

3.2                               The delivery to the Underwriters of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus shall constitute a representation and warranty to the Underwriters by the Corporation that:

(a)                                 the information and statements contained in the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as the case may be (except any information and statements relating solely to the Underwriters which have been furnished in writing to the Corporation by or on behalf of any Underwriters through the Co-Lead Underwriters specifically for inclusion therein, it being understood and agreed that for the purposes of this Agreement, including, without limitation, sections 3.2, 3.3, and 11.1 hereto, the names of the Underwriters set forth on the cover of the Prospectuses constitute the only information or statements relating to the Underwriters which has been furnished by the Underwriters, through the Co-Lead Underwriters, in writing, specifically for inclusion in the Prospectuses) constitute full, true and plain disclosure of all material facts relating to the Offered Shares as required by Canadian Securities Laws as at the respective dates thereof; and

(b)                                 the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as the case may be, does not contain a misrepresentation within the meaning of Canadian Securities Laws provided that such representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein.

Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus by the Underwriters in connection with the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and elsewhere outside the United States in compliance with this Agreement and applicable securities laws, including Securities Laws.

3.3                               The Corporation hereby represents, warrants and covenants to the Underwriters as follows:

(a)                                 the documents incorporated by reference in the Offering Documents, when they were filed with the Securities Commissions, conformed in all material respects to the requirements of Canadian Securities Laws, and to the extent filed pursuant to the U.S. Exchange Act, conformed in all material respect to any applicable requirements of the U.S. Exchange Act when they were filed with the SEC; and any further documents incorporated by reference in the Offering Documents, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Canadian Securities Laws or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)                                 on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time (including on any Option Closing Date) the U.S. Final Prospectus will, conform in all material respects with the requirements of the US. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act, including the requirements of Form F-10; on the date first filed the Canadian Preliminary Prospectus conformed, and on the date first filed the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus and any Prospectus Amendment will, and at the Closing Time the Canadian Final Prospectus, as amended by any Prospectus Amendment will, conform in all material respects with the applicable requirements of Canadian Securities Laws and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; the Registration Statement, as of the Effective Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the U.S. Final Prospectus, as of its filing date and as of the Closing Time (including on any Option Closing Date), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion in the Registration Statement, the Canadian Prospectuses or the U.S. Final Prospectus;

(c)                                  as of the time it was issued and as of the Closing Time (including on any Option Closing Date), each electronic roadshow, if any, when taken together as a whole with the U.S. Final Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein;

(d)                                 at the time the Initial Registration Statement was filed, the Corporation was not an Ineligible Issuer (as defined in Rule 405 under the US. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; and

(e)                                  each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Corporation will notify promptly the Co-Lead Underwriters so that any use of the U.S. Prospectuses may cease until it is amended or supplemented, and in such event the Corporation will prepare and file a new Issuer Free Writing Prospectus to correct such conflict as soon as possible; and each Issuer Free Writing Prospectus will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.

ARTICLE 4
COMMERCIAL COPIES OF PROSPECTUSES

4.1                               The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than 10:00 a.m. (Toronto time) on the business day following the date of filing of the Canadian Amended Preliminary Prospectus, at offices designated by the Underwriters, such number of commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than 5:00 p.m. (Toronto time) on the date of the filing of such documents. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.2                               The Corporation shall deliver, or cause to be delivered, to the Underwriters, as promptly as practicable and in any event no later than 10:00 a.m. (Toronto time) on the business day following the date of the filing of the Canadian Final Prospectus with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus. The Corporation shall, until the conclusion of the Distribution of the Offered Shares, as promptly as practicable following a reasonable request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Canadian Final Prospectus and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.3                               The Corporation shall from time to time deliver to the Underwriters, as promptly as practicable at the offices in such cities designated by the Underwriters pursuant to sections 4.1 or 4.2, the number of copies of any documents incorporated, or containing information incorporated by reference in the Canadian Prospectuses or the U.S. Prospectuses and of any Subsequent Disclosure Documents which the Underwriters may from time to time reasonably request; provided that if such documents or information are generally available to the public, such documents or information shall be deemed to have been delivered in satisfaction of this request.

ARTICLE 5
DISTRIBUTION OF OFFERED SHARES

5.1                               Each of the Underwriters covenants and agrees with the Corporation to offer the Offered Shares for sale to the public in the Canadian Qualifying Jurisdictions and the United States, directly (including through any affiliate of an Underwriter) and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with all applicable Securities Laws, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement.

5.2                               Each of the Underwriters covenants and agrees with the Corporation:

(a)                                 to offer the Offered Shares for sale to the public outside of Canada and the United States, directly (including through any affiliate of an Underwriter) and through other Selling Firms, only in compliance with all applicable laws and regulations in each jurisdiction into and from which they may offer or sell the Offered Shares, upon the terms and conditions set forth in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement provided the distribution of the Offered Shares in such other jurisdictions will not result in the Corporation inheriting any reporting obligations in such jurisdictions;

(b)                                 to use all reasonable efforts to complete and to cause the Selling Firms to complete the Distribution of the Offered Shares as soon as possible after the Closing Time; and

(c)                                  to comply with applicable Securities Laws with respect to the use of “green sheets” and other marketing materials.

5.3                               The Underwriters may, after a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, offer the Offered Shares at a price less than the Offering Price in compliance with Securities Laws and, specifically in the case of any Offered Shares offered in the Canadian Qualifying Jurisdictions, the requirements of NI 44-101 and the disclosure concerning the same which is contained in the Canadian Prospectuses. The Underwriters will notify the Corporation in writing if the Offering Price is to be reduced prior to commencing any such offer or sales. Such reduction in the Offering Price shall not affect the Offering Price to be paid by the Underwriters to the Corporation as specified in the first paragraph of this Agreement.

5.4                               For the purposes of this Article 5, the Underwriters shall be entitled to assume that the Distribution of the Offered Shares is qualified in each of the Canadian Qualifying Jurisdictions and that the Offered Shares are registered under U.S. federal securities laws after receipt by the Co-Lead Underwriters of notification from the Corporation’s counsel that a Passport Receipt for the Canadian Final Prospectus has been issued or is deemed to be issued and that the Registration Statement has been declared or otherwise become effective, as applicable, unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.

5.5                               No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter), another Underwriter, or the Corporation under this Agreement if neither the Underwriter nor any of its affiliated Selling Firms is itself in violation.

5.6                               The Co-Lead Underwriters will notify the Corporation when, in its opinion, the Underwriters have ceased Distribution of the Offered Shares and shall, as promptly as practicable, and in any event, no later than 25 days thereafter, provide the Corporation with a breakdown of the number of Offered Shares distributed in each of the Canadian Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

ARTICLE 6
MATERIAL CHANGES

6.1                               During the period commencing on the date hereof until the completion of the Distribution of the Offered Shares, the Corporation shall promptly notify the Underwriters, in writing, with full particulars of:

(a)                                 any change (actual, anticipated, contemplated or threatened) in the business, operations, condition (financial or otherwise) or capital of the Corporation and its subsidiaries (taken as whole); or

(b)                                 any change in any matter covered by a statement contained in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or amendment or supplement to any of them; or

(c)                                  any fact which has arisen which would have been required to have been stated in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document as amended or supplemented from time to time, had the fact arisen on or prior to the date thereof;

which change or fact in any such case is, or may be, of such a nature as: (i) to render the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented immediately prior to such change or fact, misleading or untrue in any material respect, or (ii) would result in a misrepresentation in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact or (iii) would result in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time immediately prior to such change or fact, not complying with any of the Securities Laws, or (iv) would result in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of the Registration Statement) or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or (v) would reasonably be expected to have a significant effect on the market price or market value of the Common Shares. The Corporation shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of such change or fact. In addition, if during the period of the Distribution of the Offered Shares under the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, or any Subsequent Disclosure Document, as amended or supplemented from time to time, there is any change in any applicable Securities Laws which results in a requirement to file a Prospectus Amendment, the Corporation shall make such filing as promptly as practicable. In addition to the foregoing, the Corporation shall, in good faith, discuss with the Underwriters any change in circumstances (actual or proposed) which is of such a nature that there is or ought to be consideration given by the Corporation as to whether notice in writing of such change need be given to the Underwriters pursuant to this paragraph.

6.2                               During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in section 6.1 above and shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and the Underwriters’ counsel a copy of each Prospectus Amendment or amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, and each Subsequent Disclosure Document, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in section 4.1 hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the Registration Statement substantially similar to those referred to in section 3.1(f) above.

6.3                               The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of section 3.2 above. Such delivery shall also constitute the consent of the Corporation to the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, by the Underwriters in connection with the Distribution of the Offered Shares in the Canadian Qualifying Jurisdictions and elsewhere outside the United States; provided that the use of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, together with all Prospectus Amendments and Subsequent Disclosure Documents, as applicable, and the Distribution of the Offered Shares by the Underwriters is conducted in compliance with this Agreement and applicable securities laws, including Securities Laws.

6.4                               During the period commencing on the date hereof and ending on the completion of the Distribution of the Offered Shares, the Corporation will promptly inform the Underwriters of the full particulars of:

(a)                                 any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Record or for any additional information;

(b)                                 the issuance by any Securities Commission, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or, to the knowledge of the Corporation, threat of institution of any proceedings for that purpose; or

(c)                                  the receipt by the Corporation of any communication from any Securities Commission, the SEC, the TSX, the NASDAQ or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or the Distribution of the Offered Shares,

and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as promptly as practicable.

ARTICLE 7
REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                               The Corporation represents and warrants to the Underwriters, and acknowledges that the Underwriters are relying upon such representations and warranties in entering into this Agreement, that:

(a)                                 Prospectuses.  The Registration Statement and the Prospectuses will be prepared and filed in compliance with the applicable Securities Laws, and, at the time of delivery of the Firm Shares and Option Shares to the Underwriters, the Final Prospectuses will comply with the applicable Securities Laws and the Corporation shall fulfill and comply with the necessary requirements of the applicable Securities Laws in order to enable the Firm Shares, the Over-Allotment Option and any Option Shares, to be lawfully distributed in the Canadian Qualifying Jurisdictions through the Underwriters or any other investment dealers or brokers registered as such in the Canadian Qualifying Jurisdictions and acting in accordance with the terms of their registrations and the applicable Securities Laws;

(b)                                 Accuracy.  The Prospectuses will contain no untrue statement of a material fact and will not omit to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it is made and, together with all of the information incorporated by reference in the Prospectuses, will constitute full, true and plain disclosure of all material facts relating to the Corporation and the securities to be issued pursuant to the Offering and comply with applicable Securities Laws;

(c)                                  Capitalization.  The Corporation has an authorized and outstanding capitalization as set forth in the sections of the Prospectuses entitled “Consolidated Capitalization”; all of the issued and outstanding share capital of the Corporation, being the Common Shares, have been duly authorized and validly allotted and issued and are fully paid and non-assessable, have been issued in compliance with all applicable Canadian, U.S. and other securities laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; the Common Shares are duly listed, and admitted and authorized for trading, on the NASDAQ and the TSX.

(d)                                 Corporate Status.  The Corporation (i) is duly continued and validly existing under the Business Corporations Act (British Columbia) (the “BCBCA”), and is up-to-date in all material corporate filings and in good standing under the BCBCA, (ii) has all requisite power, authority and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets as described in the Registration Statement and the Prospectuses, (iii) is duly qualified to do business and is in good standing or equivalent status in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined below), and (iv) has all requisite corporate power, authority and capacity to undertake the distribution of the Offered Shares and this Agreement and the transactions contemplated hereunder.

(e)                                  Subsidiaries.  Each of the Corporation’s direct or indirect subsidiaries (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated and has full corporate power, authority and capacity and is duly registered and licensed to carry on business as now carried on by it and as is or will be described in the Registration Statement and the Prospectuses in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction and is not otherwise precluded from carrying on its business as currently conducted or owning its property in such jurisdictions by any other commitment, agreement or document.

(f)                                   Material Subsidiaries.  Ballard Power Corporation and Ballard Hong King Limited (each, a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) are the only Subsidiaries that are “significant subsidiaries” of the Corporation within the meaning of Rule 1-02 of Regulation S-X under U.S. Securities Act or are otherwise material to the Corporation; no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary of the Corporation; all of the issued share capital of or other ownership interests in each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Registration Statement and the Prospectuses, are owned directly or indirectly by the Corporation free and clear of any lien, charge, mortgage, pledge, security interest, claim, or other encumbrance of any kind whatsoever (any “Lien”); each Material Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses; each Material Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.  A “Material Adverse Effect” for this Agreement shall mean any fact, change, event, circumstance or effect which is or is reasonably likely to have a material adverse effect on (i) the Corporation’s business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, or assets, in all cases, whether or not arising in the ordinary course of business and considered on a consolidated basis or (ii) the ability of the Corporation to consummate the transactions contemplated by this Agreement.

(g)                                  No Breach of Obligations or Charter.  This Agreement has been duly authorized, executed and delivered by the Corporation and this Agreement constitutes a valid and binding agreement of the Corporation enforceable against the Corporation in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  The execution and delivery by the Corporation of this Agreement and the performance of this Agreement, the consummation of the transactions contemplated hereby, and the application of the net proceeds from the sale of the Offered Shares to be sold by the Corporation in the manner set forth in the Prospectuses under “Use of Proceeds” do not and will not (i) violate the organizational documents of the Corporation or any Subsidiary of the Corporation, or (ii) result in the creation or imposition of any Lien, charge or encumbrance upon any of the assets of the Corporation or any Subsidiary of the Corporation pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any contract to which the Corporation or any of the Subsidiaries is a party or by which the Corporation or any of the Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Corporation or any of the Subsidiaries.  This

Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectuses.

(h)                                 The Offered Shares.  When issued in accordance with this Agreement, and upon receipt of payment for the Offered Shares, the Offered Shares will have been duly and validly allotted and issued, fully paid and non-assessable.

(i)                                     Compliance with Applicable Laws; No Defaults.  Neither the Corporation nor any Material Subsidiary is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which the Corporation or any Material Subsidiaries are bound or to which any of its property or assets is subject, or (iii) violation in any respect of any statute, law, ordinance, governmental rule, regulation, ordinance, or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this Section 7.1(i), for any violations or defaults which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)                                    No Violation.  The execution, delivery and performance of this Agreement, the distribution of the Offered Shares and the consummation of the transactions contemplated hereby, and the application of the net proceeds from the sale of the Offered Shares to be sold by the Corporation in the manner set forth in the Prospectuses under “Use of Proceeds” do not and will not (i) violate the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Corporation or any Material Subsidiaries, (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any encumbrance, security interest, claim or charge upon any property or assets of the Corporation or any Material Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any Material Subsidiary is a party or by which the Corporation or any Material Subsidiary is bound or to which any of the property or assets of the Corporation or any Material Subsidiary is subject, (iii) violate any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Corporation or any Material Subsidiaries or any of their properties or assets.

(k)                                 No Consents Required.  No consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, is required for the execution, delivery and performance of this Agreement by the Corporation, the distribution of the Offered Shares or the consummation of the transactions contemplated hereby, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Offered Shares are being offered, (ii) as have been obtained and are in full force and effect and (iii) as may be required under the rules of the NASDAQ and the TSX.

(l)                                     Due Authorization.  The Corporation has the necessary corporate power, authority and capacity to execute and deliver the Registration Statement and the Prospectuses and, if applicable, will have the necessary corporate power, authority and capacity to execute and deliver any amendment to the Registration Statement and the Prospectuses prior to the filing thereof, and all necessary corporate action has been taken by the Corporation to authorize the execution and delivery by it of the Registration Statement and the Prospectuses and the filing thereof, as the case may be, in each of the Canadian Qualifying Jurisdictions under Canadian Securities Laws or with the SEC under U.S. Securities Act, as applicable.

(m)                             No Pre-emptive Rights.  Except as described in the Registration Statement and the Prospectuses (including, for greater certainty, the purchase rights granted to Weichai Power Hong Kong International Development Co. Limited (“Weichai”)), the Corporation has no outstanding warrants, options to purchase, or any pre-emptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell any Common Shares or other security of the Corporation or any security convertible into, or exercisable or exchangeable for, Common Shares or any other security of the Corporation; except as disclosed in the Registration Statement and the Prospectuses, no person has any rights to require registration or qualification under U.S. Securities Act or the Canadian Securities Laws of any security in connection with the offer and sale of the Offered Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Corporation or effectively waived by the holders thereof.

(n)                                 All Requisite Consents.  The Corporation and each Material Subsidiary have made all filings, applications and submissions required by, and owns or possess all approvals, licenses, certificates, clearances, consents, exemptions, marks, notifications, orders, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal, provincial, territorial or foreign regulatory agencies or bodies, which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectuses (collectively, the “Governmental Permits”) and is in compliance with the terms and conditions of all such Governmental Permits, except where any failures to possess, make or comply with the same would not, singly or in the aggregate, be likely to have a Material Adverse Effect.  All such Governmental Permits are valid and in full force and effect, except where such invalidity or failure to be in full force or effect would not, singly or in the aggregate, be likely to have a Material Adverse Effect. All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  Neither the Corporation nor any Material Subsidiary has received any notice of any investigation or proceedings which, if decided adversely to the Corporation or any such Material Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Governmental Permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be likely to have a Material Adverse Effect.

(o)                                 Legal Proceedings.  Except as disclosed in the Registration Statement and the Prospectuses, neither the Corporation nor any Subsidiary is involved (either as plaintiff or defendant), in any civil, criminal, arbitration, administrative or other proceeding and, to the Corporation’s knowledge, none of the same is pending or threatened in writing by or against the Corporation or any Subsidiary which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As of the date of this Agreement, to the Corporation’s knowledge, no fact or circumstance exists which would reasonably be expected to give rise to any civil, criminal, arbitration, administrative or other proceeding involving the Corporation or any Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other than as disclosed in the Registration Statement and the Prospectuses.

(p)                                 Independent Accountant.  KPMG LLP, which has audited the annual consolidated financial statements of the Corporation that are included or incorporated by reference in the Registration Statement and the Prospectuses and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectuses, are independent with respect to the Corporation as required by Canadian Securities Laws and are independent registered public accountants as required by U.S. Securities Act, U.S. Exchange Act and by the rules of the Public Company Accounting Oversight Board.

(q)                                 No Reportable Event.  There has not been any reportable event (within the meaning of NI 51-102) between the Corporation and its auditors.

(r)                                    Financial Statements.  The audited consolidated financial statements of the Corporation, including the notes thereto, included or incorporated by reference in the Prospectuses have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) and, present fairly, in all material respects, the consolidated financial position of the Corporation as at December 31, 2019 and December 31, 2018 and its consolidated financial performance and its consolidated cash flows for the years ended December 31, 2019 and December 31, 2018, in conformity with IFRS as issued by the IASB and all material liabilities (accrued, absolute, contingent or otherwise) of the Corporation as of the date thereof, and there have been no adverse material changes in the financial position of the Corporation since the date thereof and, except as described in the Registration Statement and the Prospectuses, the business of the Corporation has been carried on, in all material respects, in the usual and ordinary course consistent with past practice since December 31, 2019.

(s)                                   Stock Plan.  Each stock option granted under any stock option plan of the Corporation (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per Common Share on the grant date of such option, and no such grant involved any “back-dating”, “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Corporation or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Corporation’s consolidated financial statements and disclosed, to the extent required, in the Corporation’s filings or submissions with the SEC and the Securities Commissions.

(t)                                    No Material Adverse Changes.  Subsequent to the dates as of which information is given in the Registration Statement and the Prospectuses, except as disclosed in the Registration Statement and the Prospectuses, (i) the Corporation has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its share capital, (ii) there has not been any material change in the share capital or long-term or short-term debt of the Corporation and the Subsidiaries taken as a whole, (iii) neither the Corporation nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, in any such case that is material to the Corporation and the Subsidiaries taken as a whole, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Corporation and the Subsidiaries, taken as a whole (each a “Material Adverse Change”); since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectuses, neither the Corporation nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Corporation and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectuses.

(u)                                 COVID-19. There is no undisclosed closure or suspension of the operations of the Corporation due to COVID-19 and the Corporation has put appropriate control measures in place to support employees and operations. The Corporation has undertaken an asset analysis and the Corporation is not aware of any material asset impairment and, subject to the evolution of the COVID-19 outbreak, the Corporation does not anticipate making any write downs in respect of the assets of the Corporation or any parts thereof. Except as mandated by an applicable regulatory or governmental authority, which mandates have not materially affected the Corporation, as at the date hereof, and except as disclosed in the Public Record, there has been no material adverse effect on the operations of the Corporation as a result of COVID-19. The Corporation has been monitoring the COVID-19 outbreak and the potential impact at all of its operations, and management believes it has implemented appropriate measures to support the wellness of its employees where the Corporation operates while continuing to operate.

(v)                                 Investment Company.  Neither the Corporation nor any Subsidiary is or, after the distribution of the Offered Shares and the consummation of the transactions contemplated in this Agreement and the application of the proceeds thereof as described in the Registration Statement and the Prospectuses, will be (i) required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or (ii) an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(w)                               Properties.  The Corporation and the Subsidiaries, taken as a whole, have good, valid and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Corporation and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects, except those that do not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made and described in the Registration Statement and the Prospectuses, of such property by the Corporation or any Subsidiary and except for those liens, encumbrances, security interest, claims and defects that would not be likely to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Corporation and the Subsidiaries, considered as one enterprise, and under which the Corporation or any Subsidiary holds properties described in the Registration Statement and the Prospectuses, are in full force and effect, and neither the Corporation nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Corporation or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Corporation or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x)                                 Intellectual Property.  The Corporation owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of its business as now conducted or as described in the Registration Statement and the Prospectuses to be conducted, except where the failure to so own, possess or acquire would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the Registration Statement and the Prospectuses, (i) to the knowledge of the Corporation, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except for such infringements, misappropriations or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the Corporation’s rights in or to any such Intellectual Property, and the Corporation is unaware of any facts which would form a reasonable basis for any such claim, (iii) the Intellectual Property owned by the Corporation, and to the knowledge of the Corporation, the Intellectual Property licensed to the Corporation, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Corporation is unaware of any facts which would form a reasonable basis for any such claim, (iv) there is no pending or, to the knowledge of the Corporation, threatened action, suit, proceeding or claim by others that the Corporation infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Corporation has not received any written notice of such claim and the Corporation is unaware of any other fact which would form a reasonable basis for any such claim, and (v) to the knowledge of the Corporation, no employee of the Corporation is in or has ever been in violation of any term pertaining to Intellectual Property of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Corporation or actions undertaken by the employee while employed with the Corporation, except for such violations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and other intellectual property.

(y)                                 Suppliers and Manufacturers.  The Corporation has no knowledge that any existing supplier, manufacturer or contractor of the Corporation or the Subsidiaries intends to terminate its relationship with the Corporation or the Subsidiaries or that it will be unable to meet any of the Corporation’s or the Subsidiaries’ material supply, manufacturing or contracting requirements.

(z)                                  Labour Matters.  No labour disturbance or dispute with the employees of the Corporation or any Material Subsidiary exists or, to the Corporation’s knowledge, is threatened or imminent, and the Corporation is not aware of any existing or imminent labour disturbance by the employees of any of its or any Material Subsidiary’s principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.  The Corporation is not aware that any key employee or significant group of employees of the Corporation and/or any of the Subsidiaries plans to terminate employment with the Corporation or any of the Subsidiaries.

(aa)                          Compliance with Environmental Laws.  The Corporation and the Subsidiaries are in compliance with all Canadian federal, territorial and provincial laws, all United States federal, state and local and any other applicable foreign rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Corporation or any Subsidiary (or, to the Corporation’s knowledge, any other entity for whose acts or omissions the Corporation or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Corporation or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Corporation has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there is no pending or, to the best of the Corporation’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no property of the Corporation or any Subsidiary is subject to any Lien under any Environmental Law; except as disclosed in the Registration Statement and the Prospectuses, neither the Corporation nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(bb)                          Costs and Liabilities related to Compliance with Environmental Laws.  Any costs and liabilities associated with the effect of Environmental Laws on the business and assets of the Corporation and the Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties) would not have, singly or in the aggregate, a Material Adverse Effect.

(cc)                            Tax Matters.  Except as would not reasonably be expected to have a Material Adverse Effect on the Corporation and the Subsidiaries (taken as a whole), the Corporation and the Subsidiaries have timely filed all federal, provincial, local and foreign tax returns which are required to be filed and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, or any amounts due and payable to any governmental authority, to the extent that any of the foregoing is due and payable; the Corporation and the Subsidiaries have established on their books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or the Subsidiaries except for taxes not yet due, and there are no examination, audits or other proceedings of any of the tax returns of the Corporation or the Subsidiaries which are known by the Corporation’s management to be pending, and the Corporation has withheld or collected all amounts required to be withheld or collected by it on account of taxes and has remitted all such amounts to the appropriate Governmental Entity (as defined below) when required by law to do so, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a Material Adverse Effect on the properties, business or assets of the Corporation and the Subsidiaries (taken as a whole); the Corporation is not a party to any indemnification, allocation or sharing agreement (other than any contractual obligation that does not principally relate to taxes) with respect to any taxes that could give rise to a payment or indemnification obligation to any person other than the Corporation or any of the Subsidiaries.  The Corporation has no liability for taxes of any person (other than the Corporation or any of the Subsidiaries) under any tax legislation, as a transferee or successor, or otherwise other than any contractual obligation that does not principally relate to taxes.  “Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and the TSX and the NASDAQ.

(dd)                          No Transfer Taxes.  There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Corporation or sale by the Corporation of the Offered Shares.

(ee)                            No Stamp Duty, Registration or Documentary Taxes.  No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with: (i) the execution and delivery of this Agreement; or (ii) the enforcement or admissibility in evidence of this Agreement; or (iii) the issuance, sale and delivery to one or more Underwriters of the Offered Shares; or (iv) the sale of the Offered Shares through one or more Underwriters to U.S. residents.

(ff)                              Insurance.  The Corporation and each of the Material Subsidiaries carries, or is covered by insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as the Corporation reasonably considers is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; there are no material claims by the Corporation or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Corporation has no reason to believe that it and the Material Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.  Neither the Corporation nor any of the Material Subsidiaries has been denied any insurance coverage that they have sought or for which they have applied.

(gg)                            No Franchise, Contract or Other Document.  There is no franchise, lease, contract, agreement or document required by U.S. Securities Act or applicable Canadian Securities Laws to be described in the Registration Statement and the Prospectuses or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects.  Other than as described in the Registration Statement and the Prospectuses, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Corporation or any Subsidiary or any of the other parties thereto, and neither the Corporation nor any of the Subsidiaries has received notice nor does the Corporation have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(hh)                          Internal Control Over Financial Reporting and Internal Accounting Controls.  The Corporation and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Corporation believes that the Corporation’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under U.S. Exchange Act and Canadian Securities Laws) is effective and the Corporation is not aware of any material weakness in its internal control over financial reporting.

(ii)                                  No Change in the Corporation’s Internal Control Over Financial Reporting.  Since the date of the latest audited consolidated financial statements of the Corporation included or incorporated by reference in the Registration Statement and the Prospectuses, there has been no change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

(jj)                                Disclosure Controls.  The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under U.S. Exchange Act and Canadian Securities Laws) that comply with the requirements of U.S. Exchange Act and Canadian Securities Laws; such disclosure controls and procedures have been designed to ensure that material information relating to the Corporation is made known to the Corporation’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(kk)                          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Corporation or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications, except as any such failure could not reasonably be expected to have a Material Adverse Effect.

(ll)                                  Statistical, Industry-Related and Market-Related Data.  Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement and the Prospectuses, are based on or derived from sources that the Corporation believes in good faith to be reliable and accurate, and such data agree with the sources from which they are derived.

(mm)                  Compliance with Anti-Money Laundering Laws.  None of the Corporation, any Subsidiary or, to the Corporation’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof; the operations of the Corporation and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the money laundering statutes of all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened.

(nn)                          No Conflicts with Sanctions Laws.  Neither the Corporation nor any of the Subsidiaries, nor any director or officer of the Corporation or the Subsidiaries, nor, to the knowledge of the Corporation, any agent, employee or representative of the Corporation or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Corporation or the Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Corporation or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region, Sudan and Syria (each, a “Sanctioned Country”); and the Corporation will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Corporation and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)                          Compliance with Anti-Corruption Laws.  None of the Corporation, any of the Subsidiaries, directors or officers or, to the knowledge of the Corporation, any agent, employee, affiliate or other person acting on behalf of the Corporation or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA and the Corporation and, to the knowledge of the Corporation, its affiliates have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp)                          Cybersecurity.  (i)(x) Except as disclosed in the Registration Statement and the Prospectuses, there has been no material security breach or other compromise of or relating to any of the Corporation’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Corporation has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Corporation is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Corporation has implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Corporation has implemented backup and disaster recovery technology consistent with industry standards and practices.

(qq)                          Canadian Reporting Issuer; Listing of Common Shares.  The Corporation is a “reporting issuer” in each of the provinces and territories of Canada and has been a reporting issuer in such provinces and territories for at least four months.  The Corporation is not included in a list of defaulting reporting issuers maintained by the securities regulators in the provinces and territories in which it is a reporting issuer.  The Corporation has not taken any action to cease to be a reporting issuer in any jurisdiction in which it is a reporting issuer, and has not received any notification from a securities regulator seeking to revoke the Corporation’s reporting issuer status.

(rr)                                No Commissions or Finder’s Fees.  There are no persons acting or purporting to act on behalf of the Corporation in connection with the distribution of the Offered Shares, this Agreement, or the transactions contemplated hereby and thereby who are entitled to any brokerage or finder’s fee.

(ss)                              Lending Relationship with the Underwriters; Repayment of Debts.  Except as disclosed in the Registration Statement and the Prospectuses, neither the Corporation nor any of the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters or (ii) intends to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(tt)                                No Stabilization.  Neither the Corporation, the Subsidiaries nor, to the Corporation’s knowledge, any of the Corporation’s or the Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Corporation, or which caused or resulted in, or which could in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Corporation.

(uu)                          Accurate Disclosure.  The statements set forth in the Registration Statement and the Prospectuses under the headings “Certain Canadian Federal Income Tax Considerations”, “Certain U.S. Federal Income Tax Considerations”, “Description of Share Capital”, “Consolidated Capitalization”, and “Enforceability of Civil Liabilities by U.S. Investors”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings.

(vv)                          Transfer Agent and Registrar.  Computershare Investor Services Inc. at its principal office in the city of Toronto, Ontario is the duly appointed registrar and transfer agent of the Corporation with respect to its Common Shares, and Computershare Trust Company N.A. at its principal office in Canton, Massachusetts is the duly appointed U.S. co-transfer agent of the Corporation with respect to its Common Shares.

(ww)                      Minute Books and Corporate Records.  The minute books of the Corporation and each of the Subsidiaries that would be a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under U.S. Exchange Act have been made available to the Underwriters and counsel for the Underwriters, and such books contain all minutes of meetings and all resolutions of the board of directors (including each board committee) and shareholders of such entity (or analogous governing bodies and interest holders, as applicable), since the time of its respective incorporation or organization through the date of the latest meeting or resolution.

(xx)                          Foreign Private Issuer.  The Corporation is, and upon completion of the transactions described herein, will be, a “foreign private issuer” within the meaning of Rule 3b-4 under U.S. Exchange Act.

(yy)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of U.S. Securities Act, Section 21E of U.S. Exchange Act or forward-looking information (within the meaning of Section 1(1) of the Securities Act (Ontario)), or similar provisions in the other Canadian Qualifying Jurisdictions) contained in the Registration Statement and the Prospectuses has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)                            Free Writing Prospectus.  Any free writing prospectus that the Corporation is required to file pursuant to Rule 433(d) under U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of U.S. Securities Act and the rules and regulations thereunder.  Each free writing prospectus that the Corporation has filed, or is required to file, pursuant to Rule 433(d) under U.S. Securities Act or that was prepared by or on behalf of or used or referred to by the Corporation complies or will comply in all material respects with the requirements of U.S. Securities Act and the rules and regulations thereunder.  Except for the free writing prospectuses, if any, identified in Schedule A hereto, and electronic road shows, if any, each furnished to you before first use, the Corporation has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(aaa)                   Certificates.  Any certificate signed by any officer of the Corporation and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Corporation, as the case may be, to the Underwriters as to the matters covered thereby.

7.2                               Unless the Corporation and the Co-Lead Underwriters otherwise agree in writing, neither the Corporation nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule A hereto and in respect of any electronic roadshow furnished to the Co-Lead Underwriters prior to first use and not objected to by the Co-Lead Underwriters. Any such free writing prospectus consented to by the Co-Lead Underwriters or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Corporation agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

7.3                               The Corporation covenants to the Underwriters that it shall:

(a)                                 prior to the Closing Time, fulfill to the satisfaction of the Underwriters all legal requirements (including, without limitation, compliance with applicable Securities Laws) to be fulfilled by the Corporation to enable the Offered Shares to be distributed free of resale restrictions in the Canadian Qualifying Jurisdictions, subject only to the requirements of applicable Securities Laws;

(b)                                 use commercially reasonable efforts to maintain its listing of the Common Shares on the Exchanges through the period of Distribution of the Offered Shares;

(c)                                  from and including the date of this Agreement through to and including the Closing Time, do all such acts and things necessary to ensure that all of the representations and warranties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain materially true and correct and not do any such act or thing that would render any representation or warranty of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement materially untrue or incorrect;

(d)                                 not, for a period from the date of execution of this Agreement until thirty (30) days following the Closing Date (the “Lock-Up Period”), without the prior written consent of the Co-Lead Underwriters (which consent will not be unreasonably withheld or delayed), directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or agree to or announce any of the foregoing, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, other than (i) the Corporation’s sale of the Common Shares pursuant to the Offering; (ii) the issuance of securities in a manner materially consistent with past practice pursuant to the Corporation’s compensation plans as in effect as of the date hereof and the issuance of Common Shares pursuant to the valid exercises, redemptions or conversion of securities to acquire Common Shares issued pursuant to such compensation plans or warrants outstanding on the date hereof; (iii) the issuance of Common Shares, or other securities convertible into or exercisable for Common Shares, in connection with the acquisition of assets or other rights, including for greater certainty the issuance of such securities in connection with raising funds for the acquisition of assets or other rights, from an unaffiliated third party in an aggregate amount not to exceed (upon issue, conversion or exchange) 10% of the outstanding Common Shares of the

Corporation after taking into account the Common Shares issued pursuant to such acquisitions and the Offering, including exercise of the option to purchase the Option Shares, if applicable; (iv) the issuance of Common Shares pursuant to any pre-emptive or anti-dilution rights (including, for greater certainty, the pre-emptive and anti-dilution rights granted to Weichai); and (v) the issuance of Common Shares to a strategic investor on a private placement basis.  The Corporation also agrees that, during the Lock-Up Period, the Corporation will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under Canadian Securities Laws or the U.S. Securities Act for any transaction which registers, or offers for sale, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares except (i) for a base shelf prospectus and related registration statement, provided no take-down is effected under such base shelf prospectus during the Lock-Up Period without the prior written consent of the Underwriters, such consent not to be unreasonably withheld or delayed, or (ii) where subject to an existing contractual obligation of the company or in accordance with the exception in (iii) above;

(e)                                  advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof; of: (i) the issuance by Securities Commissions of any order suspending or preventing the use of any of the Canadian Prospectuses; (ii) the suspension of the qualification of the Firm Shares, Over-Allotment Option or Option Shares for offering or sale in any of the Canadian Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by Securities Commissions for amending or supplementing and of the Canadian Prospectuses or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) or (ii) above and, if any such order is issued, to obtain the withdrawal thereof as promptly as possible;

(f)                                   not reproduce, disseminate, quote from or refer to any written or oral opinions, advice, analysis and materials provided by the Underwriters to the Corporation in connection with the Offering in whole or in part at any time, in any manner or for any purpose, without the Co-Lead Underwriters’ prior written consent in each specific instance, and the Corporation shall and shall cause its affiliates, officers, directors, shareholders, agents and advisors (including those shareholders who have an advisory relationship with the Corporation and the directors, officers, and employees of such shareholders) to keep confidential the opinions, advice, analysis and materials furnished to the Corporation by the Underwriters and its counsel in connection with the Offering;

(g)                                  during the period commencing on the date hereof and until completion of the distribution of any Option Shares, promptly provide to the Underwriters drafts of any press releases of the Corporation for review by the Underwriters and the Underwriters’ counsel prior to issuance, provided that any such review will be completed in a timely manner;

(h)                                 forthwith notify the Underwriters of any breach of any covenant of this Agreement by any party thereto, or upon it becoming aware that any representation or warranty of the Corporation contained in this Agreement is or has become untrue or inaccurate in any material respect;

(i)                                     use the net proceeds of the Offering substantially in the manner set out in the Final Prospectuses under the heading “Use of Proceeds”, subject to the qualification set out therein; and

(j)                                    make management of the Corporation available to provide such assistance in marketing the Offering as the Underwriters may reasonably request.

ARTICLE 8
CLOSING

8.1                               The closing of the purchase and sale of the Firm Shares shall take place at the Closing Time.

8.2                               The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Co-Lead Underwriters, on behalf of the Underwriters, to the Corporation of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date.

8.3                               At the Closing Time, the Corporation shall deliver to CDS Clearing and Depository Services Inc. (“CDS”), on behalf of the Underwriters, in electronic form (or if not possible, by means of a certificate or certificates), the Firm Shares registered in name or names as the Co-Lead Underwriters may notify the Corporation not less than two business days before the Closing Date. The Co-Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than two business days before the Closing Date, a breakdown of the number of Firm Shares to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Firm Shares are to be allocated in the book-based system. The delivery of the Firm Shares in electronic or certificated form to CDS shall be made against payment by the Underwriters to the Corporation of the aggregate purchase price, net of the Underwriting Fee, for the Firm Shares by wire transfer in immediately available funds as set forth in section 8.4.

8.4                               Payment of the amount of the aggregate purchase price for the Purchased Shares, net of the Underwriting Fee and expenses in accordance with section 12.1, shall be effected by wire transfer in immediately available United States dollars payable to the Corporation or as the Corporation may otherwise direct the Underwriter in writing not later than 2:00 p.m. (Vancouver time) on the second business day immediately preceding the Closing Date.

ARTICLE 9
CONDITIONS PRECEDENT

9.1                               The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation covenants to exercise all commercially reasonable efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time. If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have. At the Closing Time:

(a)                                 the Canadian Final Prospectus shall have been filed with the Securities Commissions and the U.S. Final Prospectus and the Registration Statement shall have been filed with the SEC; the Registration Statement shall have become effective under the U.S. Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; no order having the effect of preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Offered Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Securities Commissions or the SEC; and all requests for additional information on the part of the Securities Commissions and the SEC shall have been complied with to the reasonable satisfaction of the Underwriters;

(b)                                 the Underwriters shall have received a certificate, dated the Closing Date, from the Chief Executive Officer and the Chief Financial Officer of the Corporation, or by such other senior officers satisfactory to the Underwriters, acting reasonably, certifying on behalf of the Corporation and not in their respective personal capacity and without personal liability, that:

(i)                                     the Corporation has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

(ii)                                  the representations and warranties of the Corporation contained herein are true and correct as of the Closing Date

(iii)                               there has been no Material Adverse Effect;

(c)                                  the Underwriters shall have received a certificate, dated the Closing Date, signed by the Secretary of the Corporation or another officer acceptable to the Underwriters in form and substance acceptable to the Underwriters, acting reasonably, with respect to:

(i)                                     the constating documents of the Corporation;

(ii)                                  the resolutions of the directors of the Corporation relevant to the offering, the allotment, issue (or reservation for issue) and sale of the Offered Shares, the authorization of this Agreement and the other agreements and transactions contemplated by this Agreement; and

(iii)                               the incumbency and signatures of officers of the Corporation who have executed, or will be executing, any documents being provided to the Underwriters hereunder;

(d)                                 the Corporation shall have furnished to the Underwriters evidence that the Offered Shares have been conditionally approved for listing and trading on the TSX and that the Offered Shares purchased at that time will be posted for trading on the TSX and authorized for trading on the NASDAQ on the Closing Date;

(e)                                  the Underwriters shall have received , a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, from KPMG LLP, bringing the information contained in the comfort letter or letters from such auditor referred to in section 3.1(e) hereof forward to the Closing Time, which letter  shall use a “cut-off date” not earlier than two business days prior to the Closing Date;

(f)                                   the Underwriters shall have received at the Closing Time a legal opinion from Stikeman Elliott LLP, Canadian counsel to the Corporation, who may rely on, or alternatively provide directly to the Underwriters, the opinions of local counsel acceptable to counsel to the Underwriters, acting reasonably, as to the qualification of the Offered Shares for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which they are qualified to practice, in form and substance satisfactory to the Underwriters, acting reasonably;

(g)                                  the Underwriters shall have received at the Closing Time an opinion and negative assurance letter of Dorsey & Whitney LLP, outside U.S. counsel for the Corporation, in form and substance satisfactory to the Underwriters, acting reasonably, to the effect that:

(i)                                     the statements in the U.S. Final Prospectus under the heading “Certain U.S. Federal Income Tax Considerations” with respect to the tax considerations under United States federal income tax law, to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions thereof, fairly summarize the matters described therein;

(ii)                                  the Corporation is not and, after giving effect to the offering and the sale of the Offered Shares and the application of their proceeds as described in each of the U.S. Final Prospectus, will not be, required to be registered as an investment company under the Investment Company Act, and the rules and regulations of the SEC promulgated thereunder;

(iii)                               assuming the compliance of the Canadian Prospectuses, including the documents incorporated by reference therein, with the requirements of the securities laws and regulations of the Province of British Columbia and other requirements of Canadian law, the Registration Statement and the U.S. Final Prospectus (other than the financial statements, including schedules, and other financial and statistical information contained therein or omitted therefrom, as to which such counsel need not express any opinion) appear on its face to be appropriately responsive as to form in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act;

(iv)                              the issuance and sale of the Offered Shares by the Corporation, the execution and delivery by the Corporation of this Agreement and the performance by the Corporation of its obligations thereunder will not (1) breach or result in a default under certain agreements, indentures or instruments identified by such counsel on a schedule to its opinion, (2) violate those laws, rules and regulations of the United States of America and the State of New York, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement (“U.S. Applicable Law”) or (3) violate any judgments, orders or decrees of any Governmental Authority binding upon the Corporation identified by such counsel on a schedule to its opinion. For purposes of the opinion, the term “Governmental Authority” shall mean any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America;

(v)                                 no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel may express no opinion) is required on the part of the Corporation under any U.S. Applicable Law for the issuance or sale of the Offered Shares or the performance by the Corporation of its obligations under this Agreement;

(vi)                              such counsel has participated in the preparation of the Registration Statement and the U.S. Final Prospectus and in conferences and telephone conversations with officers and other representatives of the Corporation, including its Canadian counsel, representatives of the Underwriters, including their United States and Canadian counsel, and the independent auditors for the Corporation, during which the contents of the Registration Statement and the U.S. Final Prospectus and related matters were discussed and, although the limitations inherent in independent verification of factual matters and the role of outside counsel are such that such counsel has not undertaken to verify independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectuses, except as set forth in section 9.1(g)(i) above, on the basis of the foregoing (and relying as to factual matters on officers, employees and other representatives of the Corporation), in the course of such counsel’s work in connection with the matters contemplated by this Agreement, no information has come to the attention of such counsel that have caused such counsel to believe that (1) the Registration Statement, at the time it became effective, (except for the financial statements, financial statement schedules and other financial or accounting data, included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which such counsel need not express any belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the U.S. Final Prospectus at the time it was issued or as of the Closing Date (except for the financial statements, financial statement schedules and other financial or accounting data, included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which such counsel need not express any belief) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 the Underwriters shall have received at the Closing Time an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, in a form and substance acceptable to the Underwriters, acting reasonably;

(i)                                     the Underwriters shall have received at the Closing Time, a certificate of the registrar and transfer agent of the Common Shares, which certifies the number of Common Shares issued and outstanding on the date prior to the Closing Date; and

(j)                                    the Underwriters shall have received at the Closing Time, such other materials (the “Closing Materials”) as the Underwriters may reasonably require and as are customary in a transaction of this nature, and the Closing Materials will be addressed to the Underwriters and to such parties as may be reasonably directed by the Underwriters and will be dated as of the Closing Date or such other date as the Underwriters may reasonably require.

ARTICLE 10
TERMINATION

10.1                        Except as otherwise provided herein, all terms and conditions set out herein shall be construed as conditions and any breach or failure by the Corporation to comply with any material conditions in favour of the Underwriters shall entitle the Underwriters to terminate in accordance with section 10.2 its obligation to purchase the Firm Shares and any Option Shares by written notice to that effect given to the Corporation prior to the Closing Time on the Closing Date or Option Closing Date (as applicable).  The Corporation shall use its commercially reasonable efforts to cause all conditions in this Agreement to be satisfied.  It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

10.2                        In addition to any other remedies which may be available to the Underwriters, this Agreement and any obligation of the Underwriters to purchase Firm Shares and any Option Shares may be terminated by the Co-Lead Underwriters, on behalf of the Underwriters, upon delivery of written notice to the Corporation at any time up to the closing of the Offering if at any time prior to the closing of the Offering:

(a)                                 trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the TSX or the NASDAQ;

(b)                                 any inquiry, action, suit, investigation (whether formal or informal) or other proceeding is instituted, announced or threatened or any order is issued under or pursuant to any relevant statute or policy or made by any federal, provincial, state or other governmental authority, commission, board, bureau, agency or instrumentality (including without limitation the TSX, NASDAQ or any securities regulatory authority in Canada or the United States) in relation to the Corporation or any of its Material Subsidiaries, or there is any change in law, regulation or policy, or the interpretation or administration thereof, or there is a general moratorium on banking activities in the United States or Canada declared by relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services, which, in any such cases, in the opinion of any of the Underwriters, acting reasonably, operates to impact, suspend, restrict, inhibit, prevent or otherwise adversely impact the distribution or trading of the Common Shares;

(c)                                  there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe, war, act of terrorism or plague of national or international consequence, including by way of COVID-19 only to the extent that there are material adverse developments related thereto after February 9, 2021, or a new or change in any law or regulation which, in the opinion of any Underwriter acting reasonably, seriously adversely affects, or will seriously adversely affect, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries, taken as a whole;

(d)                                 there should occur, be discovered by the Underwriters or be announced by the Corporation, any material change, a new material fact or a change in any material fact in the condition (financial or otherwise), earnings, business, affairs or business prospects of the Corporation (on a consolidated basis) which, in the opinion of any of the Underwriters, acting reasonably, has or could be reasonably expected to have a significant adverse effect on the market price or value of the Common Shares or could reasonably be expected to result in the purchasers of a material number of Common Shares exercising their rights under applicable securities laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof

(e)                                  the Corporation is in breach or failed to comply in all material respects with the terms and conditions of this Agreement; or

(f)                                   completion of satisfactory due diligence to ensure that there are no undisclosed material changes or material facts, or any misrepresentations (and for the avoidance of doubt, the Underwriters have confirmed to the Corporation that their due diligence has been substantially completed, to the Underwriters’ satisfaction, prior to the filing of the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus and any amendments thereto).

10.3                        The Co-Lead Underwriters shall make reasonable efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in section 10.2 provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Co-Lead Underwriters to exercise its rights under section 10.2, on behalf of the Underwriters, at any time prior to or at the Closing Time on the Closing Date or the Option Closing Date (as the case may be).

10.4                        The rights of termination contained in this Article 10 as may be exercised by the Co-Lead Underwriters, on behalf of the Underwriters, are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

10.5                        If the obligations of the Underwriters are terminated under this Agreement pursuant to these termination rights, the Corporation’s liabilities to the Underwriters shall be limited to the Corporation’s obligations under subsection 7.3(g), Article 10, Article 11, and Article 12.

ARTICLE 11
INDEMNIFICATION AND CONTRIBUTION

11.1                        The Corporation (the “Indemnitor”) agrees to indemnify and hold harmless each Underwriter and its respective affiliates, its respective present and former directors, officers, employees, partners, advisors, shareholders and each other person, if any, controlling an Underwriter or any of its affiliates (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), to the full extent lawful, from and against any and all expenses, losses, claims, actions, damages and liabilities, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party) to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, actions, damages or liabilities relate to, are caused by, result from, arise out of or are based upon, directly or indirectly

(a)                                 any breach of or default under any representation, warranty, covenant or agreement of the Corporation in this Agreement or any other document to be delivered in connection with the Offering, or the failure of the Corporation to comply with any of its obligations under this Agreement or under those other documents;

(b)                                 the Corporation not complying with any requirement of any securities laws relating to the Offering of the Firm Shares and Option Shares;

(c)                                  any information or statement contained in any of the Offering Documents or any other document or material filed or delivered by or on behalf of the Corporation in connection with the Offering (except any information or statement relating solely to the Underwriters and furnished by the Underwriters, through the Co-Lead Underwriters, in writing, specifically for use in such documents, being or being alleged to be an untrue statement or misrepresentation);

(d)                                 any omission or alleged omission to state in any Offering Document filed or delivered by or on behalf of the Corporation in connection with the Offering (except facts relating solely to the Underwriters and furnished by the Underwriters, through the Co-Lead Underwriters, in writing, specifically for use in such documents), required to be stated in such Offering Document or necessary to make any statement in such Offering Document not misleading in light of the circumstances under which it was made; or

(e)                                  any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or any other governmental authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation contained in any of the Offering Documents or in any certificate or other document of the Corporation filed or delivered in connection with the Offering or based on any failure to comply with the securities laws (except an untrue statement, omission or misrepresentation relating solely to the Underwriters and furnished by them, through the Co-Lead Underwriters, in writing, specifically for use in such documents) preventing or restricting the trading in or the sale or distribution of the Firm Shares and Option Shares.

11.2                        Notwithstanding the foregoing, this indemnity shall not apply to an Indemnified Party to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, claims, actions, costs, damages or liabilities to which the Indemnified Party may be subject were caused by the breach of this Agreement, fraud, gross negligence or wilful misconduct of such Indemnified Party.

11.3                        The Indemnitor also agrees that no Indemnified Party will have any liability (either direct or indirect, in contract or tort or otherwise) to the Indemnitor or any person asserting claims on the Indemnitor’s behalf or in right for or in connection with the Offering, except to the extent that any expenses, losses, claims, actions, costs, damages or liabilities incurred by the Indemnitor are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the breach of this Agreement, fraud, gross negligence or wilful misconduct of such Indemnified Party.

11.4                        If for any reason (other than a determination by a court of competent jurisdiction in a final judgment that has become non-appealable that such expenses, losses, claims, actions, costs, damages or liabilities to which the Indemnified Party may be subject were caused by the breach of this Agreement, fraud, negligence or wilful misconduct of such Indemnified Party) the indemnification provided for herein is unavailable to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, the Indemnitor shall contribute to the amount paid or payable by any Indemnified Party as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Indemnified Party on the other hand but also the relative fault of the Indemnitor or any Indemnified Party as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by any Indemnified Party as a result of such expense, loss, claim, action, damage or liability in excess of such amount over the aggregate amount of the fee received by the Underwriters pursuant to the Offering.

11.5                        The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or any Indemnified Party by any governmental authority or stock exchange or if such authority or exchange shall investigate the Indemnitor and/or any Indemnified Party and such Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of this Agreement, such Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse an Underwriter for time spent by its, or any of its affiliates, directors, officers, employees, partners or agents (collectively, “Personnel”) in connection therewith based on such Underwriter’s then current schedule of per diem fees for its personnel) and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

11.6                        Promptly after receiving notice of an action, suit, proceeding or claim against any Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor pursuant to this indemnity, such Indemnified Party will notify the Indemnitor in writing of the particulars thereof, will provide copies of all relevant documentation to the Indemnitor and, unless the Indemnitor assumes the defence thereof, will keep the Indemnitor advised of the progress thereof and will discuss all significant actions proposed.  The omission so to notify the Indemnitor shall not relieve the Indemnitor of any liability which the Indemnitor may have to any Indemnified Party, except only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Indemnitor would otherwise have under this indemnity had an Indemnified Party not so delayed in or failed to give the notice required hereunder.

11.7                        The Indemnitor shall have 30 days after receipt of the notice, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel.  Upon the Indemnitor notifying an Indemnified Party in writing of its election to assume the defence and retaining counsel, the Indemnitor shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with such defence.  If such defence is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed.

11.8                        Notwithstanding the foregoing, any Indemnified Party shall have the right, at the Indemnitor’s expense, to employ counsel of such Indemnified Party’s choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the employment of such counsel has been authorized by the Indemnitor; (ii) the Indemnitor has not assumed the defence and employed counsel therefor within 30 days after receiving notice of such action, suit, proceeding, claim or investigation; (iii) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor; or (iv) counsel retained by the Indemnitor or the Indemnified Party has advised the Indemnified Party in writing that representation of both parties by the same counsel would be inappropriate because there is a conflict of interest between the Indemnitor and the Indemnified Party or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Indemnitor shall not have the right to assume or direct the defence on the Indemnified Party’s behalf).

11.9                        No admission of liability and no settlement of any action, suit, proceeding, claim or investigation shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld.  No admission of liability shall be made and the Indemnitor shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, such consent not to be unreasonably withheld.

11.10                 The Indemnitors hereby acknowledges that the Underwriters act as trustee for the other Indemnified Parties of the Indemnitor’s covenants under this indemnity with respect to such persons and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

11.11                 This indemnity and contribution obligations of the Indemnitor hereunder shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, and any Indemnified Party.  The foregoing provisions shall survive the completion of the Offering.

ARTICLE 12
EXPENSES

12.1                        Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Corporation’s obligations under this Agreement, including: (iii) the fees, disbursements and expenses of the Corporation’s counsel and the Corporation’s auditors in connection with the registration, qualification and delivery of the Offered Shares under the U.S. Securities Act and Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectuses, any marketing materials, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all regulatory and stock exchange filing fees and the costs and charges of any transfer agent, registrar, custodian or depositary, all printing and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iv) all costs and expenses related to the transfer and delivery of the Offered Shares to the Underwriters, including any transfer or other taxes payable thereon, (v)  all costs and expenses incident to listing the Offered Shares on the NASDAQ and the TSX, (vi) the cost of printing certificates representing the Offered Shares, if applicable, (vii) the document production charges and expenses associated with printing this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  In addition, the Company will pay all reasonable out-of-pocket expenses of the Underwriters, incurred in connection with the Offering, including the fees, disbursements and expenses of the Underwriters’ legal counsel, to a maximum of C$75,000, exclusive of taxes and disbursements for Canadian counsel, and to a maximum of US$100,000, exclusive of taxes and disbursements for United States counsel.

ARTICLE 13
UNDERWRITING PERCENTAGES

13.1                        The obligations of the Underwriters hereunder, including the obligation to purchase Firm Shares and if the Over-Allotment Option is exercised, any obligation to purchase Option Shares at the Closing Time shall be several, and not joint, and shall be limited to the percentages of the aggregate percentage of the Firm Shares and Option Shares set out opposite the name of the Underwriters below:

TD Securities Inc.	30.0%
National Bank Financial Inc.	30.0%
BMO Nesbitt Burns Inc.	12%
CIBC World Markets Inc.	12%
Raymond James Ltd.	12%
Cormark Securities Inc.	4%
100%

13.2                        If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares that it has or they have agreed to purchase hereunder on such date, the other Underwriters shall have the right to purchase, but not the obligation to purchase, in the proportions that the number of Firm Shares set forth opposite their respective names above bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and non-defaulting Underwriters have not elected to purchase such default Firm Shares within 36 hours after such default, then each non-defaulting Underwriter shall have the several right to terminate its purchase obligation under this Agreement without any liability to it, and the Corporation shall have the right to proceed with the sale of the Offered Shares (less the defaulted shares and any other terminations by the Underwriters) to the remaining Underwriters or to terminate this Agreement without liability on the part of any non-defaulting Underwriter or the Corporation.  In any such case either you or the Corporation shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectuses or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (1) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (2) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE 14
CO-LEAD UNDERWRITERS

14.1                        All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Article 10, Article 11,

Article 12, Article 13 and Section 15.8 hereof may be taken by the Co-Lead Underwriters on the Underwriters’ behalf (upon reasonable consultation with the other Underwriters), and this Agreement is the Corporation’s authority for dealing solely with, and accepting notification from, the Co-Lead Underwriters with respect to any such steps on its behalf. Other than as set forth in this section 14.1, no action by any Underwriter shall be binding on any other Underwriter.

ARTICLE 15
GENERAL

15.1                        Any notice to be given hereunder shall be in writing and may be given by electronic mail (email) or by hand delivery and shall, in the case of notice to the Corporation, be addressed and e-mailed or delivered to:

Ballard Power Systems Inc.

9000 Glenlyon Parkway

Burnaby, British Columbia V5J 5J8

Attention:                                         Tony Guglielmin, Chief Financial Officer

Email:                                                            tony.guglielmin@ballard.com

with a copy to:

Stikeman Elliott LLP

Suite 1700 — 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Attention:                                         Michael Urbani

Email:                                                            murbani@stikeman.com

and to:

Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

Attention:                                         Clint Foss

Email:                                                            foss.clint@dorsey.com

and in the case of the Underwriters, be addressed and emailed or delivered as follows:

TD Securities Inc.

700 West Georgia Street, Suite 1700

Vancouver, BC V7Y 1B6

Attention:                                         Edward McGurk

Email:                                                            ted.mcgurk@tdsecurities.com

National Bank Financial Inc.

130 King Street West, 4th Floor Podium

Toronto, Ontario, M5X 1J9

Attention:                                         ECM

Email:                                                            ECM-Origination@nbc.ca

with a copy to:

Borden Ladner Gervais LLP

1200 Waterfront Centre, 200 Burrard Street

Vancouver, BC V7X 1T2

Attention:                                         Graeme D. Martindale

Email:                                                            gmartindale@blg.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West, Suite 3100

Toronto, ON M5K 1J3

Attention:                                         Christopher Cummings

Email:                                                            ccummings@paulweiss.com

The Corporation and the Underwriters may change its respective addresses for notice by notice given in the manner referred to above.

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by e-mail, and shall be deemed to be given at the time e-mailed or delivered, if e-mailed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located). Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

15.2                        The obligations of the Underwriters under this Agreement shall be several and not joint or joint and several.

15.3                        Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this section 15.2 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

15.4                        This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein and this Agreement supersedes any previous agreements, arrangements or understandings among the parties, including the “bought deal” offering letter dated February 9, 2021.

15.5                        The headings in this Agreement are for reference only and do not constitute terms of this Agreement.

15.6                        Except as expressly provided for in this Agreement, all warranties, representations, covenants and agreements of the Corporation herein contained, or contained in, documents submitted or required to be submitted pursuant to this Agreement, shall survive the purchase by the Underwriters of the Firm Shares and any Option Shares and shall continue in full force and effect, regardless of the closing of the sale of the Firm Shares and any Option Shares and regardless of any investigation which may be carried on by the Underwriters, or on its behalf, subject only to the applicable limitation period prescribed by law.  For greater certainty, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations, including those provided for in Article 11, shall survive and continue in full force and effect, subject only to the applicable limitation period prescribed by law.

15.7                        Each of National Bank Financial Inc. and CIBC World Markets Inc. or its affiliates, may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the Toronto Stock Exchange, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

15.8                        No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

15.9                        The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

15.10                 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

15.11                 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the Canadian federal laws applicable therein (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). Each of the Corporation and the Underwriters irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder or relating hereto.

15.12                 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

15.13                 The parties may sign this Agreement in as many counterparts as may be deemed necessary and may be delivered by facsimile, all of which so signed and delivered shall be deemed to be an original and together shall constitute one and the same instrument.

15.14                 (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a Covered Affiliate (as defined below) of any such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section:

(i)                                     “Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)                                  “Covered Entity” means any of the following:

(A)                               a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)                               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)                               a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)                               “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)                              “U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this Agreement and return same to the Underwriters whereupon this Agreement as so accepted shall constitute an agreement between the Corporation and the Underwriters enforceable in accordance with its terms.

[Signature Page Follows]

TD SECURITIES INC.		NATIONAL BANK FINANCIAL INC.

Per:	/s/Edward J. McGurk	Per:	/s/ Daniel McCarthy
	Edward J. McGurk		Daniel McCarthy
	Managing Director		Managing Director and Vice Chairman

BMO NESBITT BURNS INC.		CIBC WORLD MARKETS INC.

Per:	/s/ Carter Hohmann	Per:	/s/ Kathy Butler
	Carter Hohmann		Kathy Butler
	Managing Director		Managing Director

RAYMOND JAMES LTD. INC.		CORMARK SECURITIES INC.

Per:	/s/Jimmy Leung	Per:	/s/Alfred Avanessy
	Jimmy Leung		Alfred Avanessy
	Managing Director, Head of Sustainability Investment Banking		Managing Director, Head of Investment Banking

The foregoing is accepted and agreed to effective as of the date appearing on the first page of this Agreement.

BALLARD POWER SYSTEMS INC.

Per:	/s/ Tony Guglielmin
Tony Guglielmin
Chief Financial Officer

SCHEDULE A
ISSUER FREE WRITING PROSPECTUSES

Term Sheet dated February 9, 2021 (included in Schedule B)

Amended Term Sheet dated February 10, 2021 (Included in Schedule B)

A-1

SCHEDULE B
MARKETING MATERIALS

[see attached]

G-1